EXHIBIT 99.1

BJ’s Restaurants Reports Results of Annual Meeting of Shareholders

HUNTINGTON BEACH, Calif., June 10, 2016 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) held its Annual Meeting of shareholders on June 7, 2016.  At the meeting, shareholders elected Gregory A. Trojan, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Noah A. Elbogen, Wesley A. Nichols, Lea Anne S. Ottinger and Patrick D. Walsh to the Board of Directors to serve for one-year terms until the next Annual Meeting.  The Board of Directors has reappointed Mr. Deitchle as Chairman of the Board of Directors for the Company.

Shareholders also approved: the Performance Incentive Plan (“the Plan”); the non-binding advisory resolution on executive compensation; and, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016.

“We continue to make strides towards the goal of being the best casual dining concept ever,” commented Greg Trojan, President and CEO.  “Our sales and operating initiatives combined with our national restaurant expansion plan continue to drive our earnings momentum.  Going forward, we will leverage our broad menu and remain focused on driving sales by executing great, unique food at an extraordinary value, while strengthening our productivity and efficiency.  We will also continue to balance quality growth and build long-term shareholder value, while investing in those who take care of our guests each and every day, our people.  With only 176 restaurants open in 23 states, the majority of our growth remains ahead of us and we look forward to this exciting platform for growth.”

BJ’s Restaurants, Inc. currently owns and operates 176 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names.  BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert.  Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience.  All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant & Brewery locations, its two brewpubs in Texas and by independent third party craft brewers.  The Company’s restaurants are located in the 23 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com for locations and additional information.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby.  Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods.  These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated.  Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including the Patient Protection and Affordable Care Act, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, where 62 of our current 176 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.  The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.